Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke Director, Investor Relations (281) 492-5370
DIAMOND OFFSHORE ANNOUNCES
SECOND QUARTER 2011 RESULTS
Houston, Texas, July 21, 2011 — Diamond Offshore Drilling, Inc. (NYSE:DO) today reported net income for the second quarter of 2011 of $266.6 million, or $1.92 per share on a diluted basis, compared with net income of $224.4 million, or $1.61 per share on a diluted basis, in the same period a year earlier. Revenues in the second quarter of 2011 were $889.5 million, compared with revenues of $822.6 million for the second quarter of 2010.
For the six months ended June 30, 2011, the Company reported net income of $517.2 million, or $3.72 per share on a diluted basis, compared with net income of $515.2 million, or $3.70 per share on a diluted basis, for the same period in 2010. Revenue for the six months ended June 30, 2011 was $1.7 billion, essentially identical with $1.7 billion for the first six months of 2010.
In addition, in the past 45 days the Company has put in place 10 new agreements that are expected to generate combined maximum total revenue of approximately $1 billion and represent over 14 years of contract drilling backlog. Significant among these agreements:
•	Petrobras has given notice of its intent to exercise a right to convert the Ocean Baroness and Ocean Valor contracts from three years to five years, in return for which the Company will lower each dayrate by $10,000. The two rigs are expected to earn additional combined maximum total revenue of approximately $500 million, excluding any potential performance bonus payments.

•	The Company has reached agreement with OGX to extend both the Ocean Quest and Ocean Star contracts in Brazil by one year. The extensions are expected to result in combined maximum total revenue of approximately $200 million.

•	The Ocean Yorktown has received a letter of award for a 930-day contract with Pemex in Mexico commencing mid-November 2011 that is expected to earn maximum total revenue of approximately $171 million. The unit is currently under contract to Petrobras in Brazil, but under mutually agreed terms will demobe to Mexico as soon as practical. The remaining days of the Yorktown contract with Petrobras will be added to the Ocean Concord contract.

•	The jack-up Ocean Summit has received a letter of award for a 985-day contract with Pemex in Mexico commencing in late February 2012 that is expected to earn maximum total revenue of approximately $85 million.

•	The jack-up Ocean Titan has received a letter of award for a 777-day contract with Pemex in Mexico commencing in mid-November 2011 that is expected to earn maximum total revenue of approximately $80 million.
Diamond Offshore provides contract drilling services to the energy industry and is a leader in deepwater drilling.
Maximum contract revenue as stated above assumes 100% rig utilization. Generally, rig utilization rates approach 95-98% during contracted periods; however, utilization rates can be adversely impacted by additional downtime due to unscheduled repairs, maintenance and weather.
Additional information on Diamond Offshore and access to the Company’s SEC filings is available on the Internet at www.diamondoffshore.com.
As previously announced, Diamond Offshore will provide a simulcast and rebroadcast of its second quarter 2011 earnings release conference call. The live broadcast of our quarterly conference call will be available online at www.diamondoffshore.com on July 21, 2011 beginning at 9:00 a.m. Central Daylight Time. The online replay will follow immediately and continue for the remainder of the calendar quarter after the original call. Please go to the web site at least 15 minutes before the broadcast to register, download and install any necessary audio software.
Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website www.diamondoffshore.com. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.
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DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Contract drilling	$869,646	$811,739	$1,658,519	$1,656,177
Revenues related to reimbursable expenses	19,850	10,864	37,366	26,107

Total revenues	889,496	822,603	1,695,885	1,682,284

Operating expenses:
Contract drilling, excluding depreciation	388,006	351,769	750,370	657,996
Reimbursable expenses	19,287	10,379	36,237	25,084
Depreciation	101,175	100,746	202,348	198,148
General and administrative	16,372	16,849	34,097	33,503
Bad debt recovery	(1,700)	(2,798)	(10,147)	(3,898)
Gain on disposition of assets	(1,240)	(149)	(3,881)	(1,033)

Total operating expenses	521,900	476,796	1,009,024	909,800

Operating income	367,596	345,807	686,861	772,484

Other income (expense):
Interest income	1,091	477	1,541	1,759
Interest expense	(22,226)	(21,333)	(44,270)	(43,654)
Foreign currency transaction loss	(1,555)	(3,991)	(3,161)	(3,530)
Other, net	(880)	(34)	(96)	(121)

Income before income tax expense	344,026	320,926	640,875	726,938

Income tax expense	(77,440)	(96,533)	(123,677)	(211,692)

Net Income	$266,586	$224,393	$517,198	$515,246

Income per share:
Basic	$1.92	$1.61	$3.72	$3.71

Diluted	$1.92	$1.61	$3.72	$3.70

Weighted average shares outstanding:
Shares of common stock	139,027	139,026	139,027	139,026
Dilutive potential shares of common stock	25	53	25	78

Total weighted average shares outstanding	139,052	139,079	139,052	139,104

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended
	June 30,
	2011	2010

REVENUES
High Specification Floaters	$452,289	$340,387
Intermediate Semisubmersibles	356,840	389,094
Jack-ups	60,512	82,223
Other	5	35

Total Contract Drilling Revenue	$869,646	$811,739

Revenues Related to Reimbursable Expenses	$19,850	$10,864

CONTRACT DRILLING EXPENSE
High Specification Floaters	$203,459	$134,500
Intermediate Semisubmersibles	138,879	157,446
Jack-ups	38,552	51,717
Other	7,116	8,106

Total Contract Drilling Expense	$388,006	$351,769

Reimbursable Expenses	$19,287	$10,379

OPERATING INCOME
High Specification Floaters	$248,830	$205,887
Intermediate Semisubmersibles	217,961	231,648
Jack-ups	21,960	30,506
Other	(7,111)	(8,071)
Reimbursable expenses, net	563	485
Depreciation	(101,175)	(100,746)
General and administrative expense	(16,372)	(16,849)
Bad debt recovery	1,700	2,798
Gain on disposition of assets	1,240	149

Total Operating Income	$367,596	$345,807

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$279,876	$464,393
Marketable securities	700,486	612,346
Accounts receivable, net of allowance for bad debts	592,157	609,606
Prepaid expenses and other	196,689	177,153

Total current assets	1,769,208	1,863,498
Drilling and other property and equipment, net of accumulated depreciation	4,159,542	4,283,792
Long-term receivable	—	35,361
Construction deposits	478,320	154,427
Other assets	323,553	389,906

Total assets	$6,730,623	$6,726,984

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$370,059	$626,288
Long-term debt	1,495,707	1,495,593
Deferred tax liability	527,903	542,258
Other liabilities	197,357	201,133
Stockholders’ equity	4,139,597	3,861,712

Total liabilities and stockholders’ equity	$6,730,623	$6,726,984

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES
AVERAGE DAYRATES AND UTILIZATION

	Second Quarter		First Quarter		Second Quarter
	2011		2011		2010
	Dayrate	Utilization	Dayrate	Utilization	Dayrate	Utilization
	(Dayrate in thousands)
High Specification Floaters	$364	94%	$339	81%	$373	69%
Intermediate Semis	$266	76%	$273	80%	$269	82%
Jack-ups	$82	60%	$82	47%	$85	76%